UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

February 28, 2008 (February 25, 2008)

Janus Capital Group Inc.

(Exact name of registrant as specified in its charter)

DELAWARE	001-15253	43-1804048
(State or other jurisdiction	(Commission file	(IRS Employer
of incorporation)	number)	Identification Number)

151 DETROIT STREET

DENVER, COLORADO 80206

(Address of principal executive offices)  (Zip Code)

Registrant’s telephone number, including area code

(303) 333-3863

Not Applicable

(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02               Results of Operations and Financial Condition.

Janus Capital Group Inc. (“Janus”) is today filing its audited financial results for the fourth quarter and year-end 2007 which includes a revision from the results previously announced in its earnings release on January 24, 2008.  The revision is a result of an additional impairment charge related to the purchase of structured investment vehicle securities issued by Stanfield Victoria Funding LLC (“Stanfield securities”). Janus acquired the Stanfield securities on December 21, 2007, from certain money market portfolios advised by Janus’ subsidiary, and recognized an impairment charge of $2.0 million based on pricing information obtained at that time from an independent third party.

Subsequent to Janus’ initial purchase, the credit markets continued to experience widespread illiquidity.  As a result, Janus performed further analysis of the assets underlying the Stanfield securities as of year end, and recognized an additional impairment charge of $16.2 million.  This additional impairment charge reduced previously announced diluted earnings per share from continuing operations by $0.06 for the fourth quarter and full year 2007.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Janus Capital Group Inc.

Date: February 28, 2008	By:	/s/ Gregory A. Frost
Executive Vice President and Chief Financial Officer